EXHIBIT 99.1

Safe Technologies Launches Data SafeHarbor, OfficeBio Monitoring and TotalSupport Services Through New SDS Business Unit

Bundled Data Backup, Disaster Recovery, Remote IT Support and Predictive Analytics Offerings Target Small to Medium Businesses

BOCA RATON, Fla., April 6, 2010 (GLOBE NEWSWIRE) -- Safe Technologies International, Inc. (OTCBB:SFAZ) announced today the development of its Data SafeHarbor(SM) integrated suite of online backup and disaster recovery services, OfficeBio Monitoring(SM) predictive analytics, and TotalSupport(SM) remote IT support solutions.

The flat-rate, all inclusive services target small to medium-sized businesses. Safe Technologies will market the services under its new Strategic Data Support ("SDS") brand (www.strategicdatasupport.com). The offerings are designed to provide a compelling, cost-effective alternative for small to medium offices that traditionally encounter unpredictable response times and costs for office software, server and workstation support and are currently using outdated and ineffective backup and recovery solutions. Additionally, SDS's secure, encrypted and completely redundant/fault tolerant infrastructure effectively provides these professional business sectors with a valuable, cost-effective resource to effect mandatory compliance with the myriad of regulatory requirements such as HIPAA, Sarbanes-Oxley and Gramm-Leach-Bliley Statutes.

Remote-based, secure technical support, proprietary resident system performance analytics, complete backup of all critical information and fail-safe disaster recovery services are conveniently bundled in a single, low monthly fee, and offered at a fraction of the cost of a normal onsite visit. With these offerings, Safe Technologies joins the leading-edge software industry trend towards offering Software as a Service "SaaS" to its customers instead of the traditional "boxed software" or "by the hour" billing approach.  SaaS offerings have consistently gained share by benefitting from the tremendous economies of scale and leverage in aggregating enterprise software deployments, through application server and application "pools", which represent a significantly lower cost of service to end users while providing greater security and 100% uptime.

About Safe Technologies International, Inc.

Safe Technologies International Inc. is a technology solutions company that specializes in providing managed IT services including mission-critical data hosting, disaster recovery and Total Office(SM) solutions that are provided on an outsourced, rapidly-deployed, fixed-cost basis to small and medium sized businesses. Our Strategic Data Support ("SDS") brand provides customizable solutions that create significant cost efficiencies, dependable network functionality and complete redundancy through our world-class disaster recovery facilities. Our unwavering Company focus on reliable, scalable and affordable services provides a proven, clear value. SDS is driven to earn client trust by providing superior service embodied in a total commitment to relentless support and uncompromising standards, to differentiate us from our competitors and enable us to gain market share in today's constrained spending environment.  SDS's goal is to help organizations define and execute technology solutions to deliver a simpler, more cost effective solution to meet their unique IT needs. We possess a broad range of skills that equip us to deliver not just any solution, but the right solution. From great ideas to getting things done, SDS helps companies get where they are going.

Forward Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Safe Technologies International, Inc. could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected development, performance or market acceptance associated with our products and services or acceptance or use of our products and services; anticipated operational and financial benefits from our products and services or from further use and development of our products and services; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that benefits from our products and services may not materialize, due to a number of reasons including (i) a failure of the products to attain adequate reliability, quality or compatibility, (ii) changes in technology which adversely affect the benefit of the products, (iii) general economy or technology industry downturns, and (iv) internal strategy decisions that negatively impact the progression or development of the products. Except as required by law, Safe Technologies International, Inc. assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONTACT:  Safe Technologies International, Inc.

          Richard P. Sawick

          866-469-0110 x227

          Fax: 866-603-0111

          rsawick@stiicorp.com

          1200 North Federal Highway Suite 200

          Boca Raton, FL 33432